UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015

PERRIGO COMPANY PLC
(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 9, 2015 (the “Effective Date”), Perrigo Finance Unlimited Company (“Perrigo Finance”), a public unlimited company organized under the laws of Ireland and a finance subsidiary of Perrigo Company plc (the “Company”), a public limited company organized under the laws of Ireland, entered into a senior unsecured 364-day Revolving Credit Agreement (the “Revolving Credit Agreement”), among Perrigo Finance, as borrower, the Company, the financial institutions listed on the signature pages thereof, HSBC Bank USA, N.A., as administrative agent for the lenders (in such capacity, the “Administrative Agent”), and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents for the lenders.

The Revolving Credit Agreement provides for a $750.0 million senior unsecured revolving line of credit (including a $1.0 million letter of credit sub-facility and a $100.0 million swingline sub-facility), maturing the 364th day following the Effective Date.

The proceeds from the borrowings under the Revolving Credit Agreement will be used, among other things, to fund working capital and for other general corporate purposes, including partially to finance acquisitions.

The obligations of Perrigo Finance under the Revolving Credit Agreement are unsecured. The obligations of Perrigo Finance under the Revolving Credit Agreement are guaranteed by the Company.

The Revolving Credit Agreement includes an uncommitted incremental facility, which, subject to certain conditions, provides for additional revolving loans in an aggregate amount not to exceed the sum of $300.0 million.

Amounts outstanding under the Revolving Credit Agreement will bear interest, at Perrigo Finance’s option, either:

(i)
at the alternate base rate (defined as the highest of (a) Administrative Agent’s prime rate, (b) the federal funds rate plus 0.50% and (c) the applicable interest rate for a eurodollar loan with a one month interest period beginning on such day plus 1.00% (the “eurodollar rate”)); or

(ii)	at the eurodollar rate;

plus an applicable margin which shall vary between 0.125% and 1.00% in the case of loans borrowed at the alternate base rate and 1.125% and 2.00% in the case of loans borrowed at the eurodollar rate, depending, in each case, on the debt rating of the Company.

In addition, Perrigo Finance has agreed to pay:

(i)	a commitment fee in respect of the unutilized commitments under the Revolving Credit Agreement which shall vary between 0.125% and 0.30% depending on the debt rating of the Company; and

(ii)
upon the issuance of letters of credit under the Revolving Credit Agreement, a fronting fee, customary issuance and administrative fees and a letter of credit fee equal to the applicable margin for LIBOR borrowings under the Revolving Credit Agreement.

Perrigo Finance may voluntarily prepay the loans and terminate commitments under the Revolving Credit Agreement at any time without premium or penalty.

The Revolving Credit Agreement contains negative covenants that, subject to certain exceptions, limit, among other things, the ability of (i) the Company’s subsidiaries, other than the Revolving Borrower, to incur additional indebtedness and (ii) the Company and its subsidiaries to pledge their assets as security, make investments, loans, advances, guarantees, dispose of their assets, undergo fundamental changes and enter into transactions with affiliates. Beginning with fiscal quarter ending December 31, 2015, the Company is also required to maintain a ratio of consolidated EBITDA to consolidated interest expense of not less than 3.50 to 1.0, as described in more detail in the Credit Agreement. Beginning with fiscal quarter ending December 31, 2015, the Company is not permitted to allow the ratio of consolidated total indebtedness to consolidated EBITDA to exceed 4.50 to 1.0, subject to step-downs to 3.75 to 1.00 for fiscal quarter ending March 31, 2016 and 3.50 to 1.00 for fiscal quarter ending September 30, 2016, and subject further to a step-up to 4.00 to 1.00 for the four (4) fiscal quarters following a qualified acquisition, in each case, as described in more detail in the Credit Agreement.

The Revolving Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) nonpayment of principal, nonpayment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, payment cross-default to other material indebtedness, bankruptcy or insolvency events, material judgment defaults and a change of control as specified in the Revolving Credit Agreement. If an event of default occurs, the commitments of the lenders to lend under the Revolving Credit Agreement may be terminated and the maturity of the amounts owed may be accelerated.

In the ordinary course of their business, the financial institutions party to the Revolving Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing description of the Revolving Credit Agreement and the transactions contemplated thereby does not propose to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1
Revolving Credit Agreement by and among Perrigo Finance Unlimited Company, Perrigo Company plc, HSBC Bank USA, N.A., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., and the other lenders party thereto, dated as of December 9, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown
Dated: December 15, 2015		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 10.1
Revolving Credit Agreement by and among Perrigo Finance Unlimited Company, Perrigo Company plc, HSBC Bank USA, N.A., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., and the other lenders party thereto, dated as of December 9, 2015.